UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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CLEARBRIDGE ENERGY MIDSTREAM OPPORTUNITY FUND INC.

(Name of Registrant as Specified in Its Charter)

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Clearbridge Energy Midstream Opportunity Fund Inc. (EMO) Presentation to Institutional Shareholder Services March 29, 2023 Not FDIC Insured | May Lose Value | No Bank Guarantee

The Fund's Board Nominees are highly qualified and focused on creating sustainable, long-term performance for all EMO stockholders Saba’s Board Nominee should not The Fund's Board Nominees be elected to the Board should be re-elected to the Board • The Fund’s Board Nominees, each of whom • Saba’s nominee is a partner and portfolio manager at has significant experience overseeing closed- Saba that is loyal to Saba and its management. If elected, end funds registered under the Investment Saba’s nominee will have a conflict between his fiduciary Company Act of 1940, as amended, are duties to the Fund and its stockholders and his responsibilities to Saba. focused on the interests of all stockholders. • The Fund’s Board Nominees have actively • Saba’s nominee has little experience overseeing closed- implemented numerous actions to deliver end funds and no experience overseeing funds that invest in energy MLP and midstream entities and the superior performance for all investors. complicated taxation of such entities. • The Fund’s Board Nominees bring significant experience and relevant expertise to the Board. The Fund’s Board Nominees have demonstrated their commitment to enhancing value for all Fund stockholders 2

The Board Nominees are Highly Accomplished and Experienced Individuals

The Board Nominees each have significant financial markets and board service and years of senior management experience within the oil and gas industry

2023 EMO NOMINEES



Robert D. Agdern

Director Since 2015
Compliance Liaison

Robert D. Agdern is an experienced business and legal professional with over 25 years of experience in the oil and gas industry and currently serves as the Fund's Compliance Liaison. Mr. Agdern also held various leadership positions with Amoco Corporation, including Exploration and Production Company General Counsel and Executive Vice President — Natural Gas; Chemical Company General Counsel; and Associate General Counsel, Amoco Corporation. Mr. Agdern formerly served as Deputy General Counsel for BP PLC and as a Member of the Advisory Committee of the Dispute Resolution Research Center at the Kellogg Graduate School of Business, Northwestern University. Mr. Agdern has served on the Fund's Board since 2015 and has extensive experience serving as a director for registered, closed-end investment companies.



Eileen A. Kamerick*

Director Since 2013
Lead Independent Director since 2022

Eileen Kamerick has held Chief Financial Officer positions at a number of prominent firms since 2008, including Press Ganey Associates, Houlihan Lokey, and BP Amoco (Americas), a major integrated oil, gas, and chemicals and pipeline company. Ms. Kamerick currently serves as the Fund's Lead Independent Director, previously serving as the Chairman of the Audit Committee. In addition, Ms. Kamerick advises clients from starts-ups to public companies through the consulting firm she co-founded – The Governance Partners, LLC. Ms. Kamerick is a National Association of Corporate Directors (NACD) Board Leadership Fellow (holding the NACD Directorship certification) and a NACD 2022 "Top 100" Director. In addition to consulting on financial, strategic, and corporate governance matters, Ms. Kamerick serves on several boards, including serving as an independent director for VALIC Company I, AVC Auctions, Inc., Hochschild Mining plc and Associated Banc-Corp. Ms. Kamerick holds several adjunct professorships, including with Georgetown University Law Center and the University of Chicago Law School. Ms. Kamerick is a former M&A and securities attorney with Skadden, Arps, Slate, Meagher & Flom LLP. Ms. Kamerick has served as director of the fund since 2013.

* Preferred Director

3

The Fund’s Board Nominees are the Most Qualified Candidates The Fund’s Board Nominees have significant expertise with financial markets, the energy industry, with 1940 Act closed-end fund oversight and specifically energy MLP and midstream strategies Total Shareholder Return The Fund’s Board EMO outperformed the Lipper peer group average over the 1-, Nominees have taken 3-, 5- and 10-year time periods numerous actions to deliver performance, Discount address the discount EMO’s discount has steadily improved and is smaller than the and enhance value for all peer average stockholders. These efforts have produced Expense Ratio positive results: Board implemented a 5 bps fee waiver in 2021 to reduce the Fund’s investment management fee. EMO’s expense ratio and management fee are lower than the peer average. Distributions 5 consecutive distribution increases and 6 in the last 8 quarters Share Repurchases Active open market share repurchases provide buyside liquidity and are accretive to the NAV 4

Lipper is the Appropriate Performance Comparison Midstream Employs MLPs and C- MLPs C-Corps Leverage Corps ClearBridge Energy Midstream Opportunity Fund Inc. (EMO) Lipper Energy MLP Peers Alerian MLP Index (AMZ) MSCI ACWI Energy 5

PERFORMANCE Exceeds the Peer Group on Multiple Metrics EMO outperformed the Lipper Energy MLP Funds peer group average over the 1-, 3-, 5- and 10-year time periods based on market price and the 1-, 3- and 5-year periods on NAV returns NAV: Total Return Market: Total Shareholder Return 40.0 34.81 50 40.61 30.0 40 23.20 30 25.52 20.0 20 16.59 10.0 8.83 5.31 10 3.26 0.0 0 (3.16) (3.82) (4.76) (4.76) (5.52) (4.63) (10) (10.0) (6.13) (7.15) 1 Yr 3 Yr 5 Yr 10 Yr 1 Yr 3 Yr 5 Yr 10 Yr NAV: Calendar Year Returns Market: Calendar Year Returns 100 80 64.01 74.80 53.73 42.98 40.16 27.47 40 50 20.24 25.69 18.21 15.50 19.62 17.94 0 0 (22.37) (15.92) (18.39) (25.77) (40) (50) (48.96) (58.46) (64.52) (59.80) (80) (100) 2018 2019 2020 2021 2022 2018 2019 2020 2021 2022 EMO Peers 6 Data Source: Morningstar Direct. Lipper Energy MLP Funds peers. Data as of 3/15/23.

Total Shareholder Return (Unaffected) EMO’s performance has been strong compared to the Lipper Energy MLP Fund peers prior to Saba’s 13D filing EMO has outperformed the peer group average for the 1-, 3-, 5- and 10- year time periods NAV Market Price One-Year Three-Year Five-Year Ten-Year One-Year Three-Year Five-Year Ten-Year Through Unaff. Through Unaff. Through Unaff. Through Unaff. Through Unaff. Through Unaff. Through Unaff. Through Unaff. 9/26/2022 9/26/2022 9/26/2022 9/26/2022 9/26/2022 9/26/2022 9/26/2022 9/26/2022 EMO 13.75 -10.62 -7.25 -4.65 16.47 -11.39 -9.08 -5.93 Peer 9.86 -10.88 -7.68 -4.98 12.92 -12.99 -10.38 -6.58 Average EMO B/(W) 3.89 0.26 0.43 0.33 3.55 1.60 1.30 0.65 7 Data Source: Morningstar Direct. Peer Average reflect the Lipper Energy MLP Fund peer group. Unaffected referred to the last trading day prior to Saba’s 13D filing.

Solid Performance Driven by ClearBridge’s Disciplined Investment Approach Companies with free cash flow as they have a tendency to outperform Investing in 1 the market and are well positioned to deliver accelerating distribution companies that meet growth and share repurchases; three key criteria: Companies poised to benefit from the recovery in U.S. oil production 2 following the pandemic; and Companies with growing exposure to exports of U.S. crude oil, 3 natural gas and natural gas liquids. In 2022, ClearBridge Increased exposure to the Increased exposure to the Decreased exposure to continued to shift the Diversified Energy Natural Gas Transportation the Gathering & Fund’s portfolio to Infrastructure segment & Storage segment Processing segment (which meaningfully (which meaningfully (which performed in line improve performance outperformed the broader outperformed the broader with the broader through: Midstream sector) Midstream sector) Midstream sector) Board and management’s actions led to annual returns of 40.16% vs. the Lipper Peer Average of 25.69% in 2022 based on market price 8

DISCOUNT The Board Actively Works with Management to Reduce the Discount Distribution increases, share repurchases, fee waivers and superior performance helped improve EMO’s discount relative to peers prior to Saba’s 13D filing on September 26, 2022 Market Price Discount to NAV 0 EMO Lipper Peers Saba’s 13D Filing 2Q21 Share -5 Repurchases Distribution 4Q21 Share Increase Repurchases Distribution Distribution Distribution Distribution 4Q20 Share Increase Increase Increase Increase Repurchases -10 1Q21 Share Repurchases 3Q20 Share Fee Waiver Repurchases Fee Waiver Extended -15 Initiated -20 Fee Waiver Extended -25 4Q22 Share Distribution 1-Year Prior 2Q22 Share 1Q22 Share Repurchases Increase Repurchases to 13D Filing Repurchases -30 1/1/2020 3/13/2020 5/26/2020 9/29/2020 1/5/2021 3/16/2021 5/25/2021 8/3/2021 10/12/2021 12/21/2021 3/1/2022 5/10/2022 7/19/2022 9/27/2022 12/6/2022 9 Source: Morningstar Direct, SEC filings, Franklin Templeton

EXPENSES EMO’s expenses are below the peer average EMO Board implemented a 5 bps management fee waiver, lowering the Fund’s management fees to 10 bps below the Lipper Energy Funds peer group average Expense Ratio Comparison to Lipper Energy MLP Funds Peers Expense % based on net assets EMO Peer Average Difference Contractual Management Fee 0.95 1.05 (0.10) Management fees 1.37 1.38 (0.01) Operating Expenses 0.26 0.37 (0.11) Sub-total 1.63 1.75 (0.12) Interest Expenses 1.44 0.80 0.64 Taxes 0.11 0.84 (0.73) Total Expense Ratio 3.18 3.40 (0.22) 10 Source: 2022 Annual Reports. Expense data reflects fee waivers.

DISTRIBUTIONS Steadily Growing Distributions to Enhance Stockholder Value Increasing distributions provides investors with more income and supports continued appreciation of EMO’s market price. • Over the last 8 quarters, EMO’s distribution rate has increased 38%. Distribution History $0.550 $0.500 $0.450 $0.400 $0.350 $0.300 EMO 02/26/2021 05/28/2021 08/31/2021 11/30/2021 02/28/2022 05/31/2022 08/31/2022 11/30/2022 2/28/2023 11

EMO Delivers a Consistent Competitive Distribution Rate

EMO's six distribution increases maintained a competitive distribution rate while the Fund's market price materially outperformed its peers

Market Price Distribution Rate vs Lipper Energy MLP Peer Median



9
8
7
6
5
EMO
Median
Mar-21
May-21
Jul-21
Sep-21
Nov-21
Jan-22
Mar-22
May-22
Jul-22
Sep-22
Nov-22
Jan-23

ClearBridge Investments

Source: Morningstar Direct

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Share Repurchase Program Narrows Discount to NAV and Enhances Stockholder Value In 2015 the board approved a 10% repurchase plan. In 2022 the Board renewed the plan allowing for the repurchase of an additional 10% of the shares outstanding • EMO repurchased 12% of its outstanding shares EMO Share Repurchases Since July 2020 Quarterly Share Repurchases $6,000,000 Total Amount $26,267,643 $5,000,000 Repurchased $4,000,000 Amount Accretive $3,000,000 to NAV $6,860,282 $2,000,000 $1,000,000 Positive Impact $0.515 per share $0 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 EMO Significant Share Repurchases Following the Pandemic Have Enhanced Liquidity and Improved EMO’s NAV. 13 Source: Franklin Templeton

Directors Bring Independence, Diversity, Financial Expertise and Other Relevant Skills Executive / Managerial Public Company or Fund Qualified to be SEC / Consulting and Global Legal and Leadership Board Position NYSE Audit Committee Business Expertise Risk Oversight Financial Expert Robert Agdern Eileen A. Kamerick Daniel P. Cronin Paolo M. Cucchi Nisha Kumar Carol L. Colman, CFA Jane E. Trust, CFA • Directors nominated for election by all stockholders at the 2023 Annual Meeting of Stockholders • Director nominated for election by preferred stockholders at the 2023 Annual Meeting of Stockholders Saba Capital’s nominee does not possess comparable skills 1 nor the broad expertise of the Fund’s Nominee 14 1. Based on the biographical information Saba Capital provided to the Fund.

Saba is Following its Playbook to Achieve its Short-term Goals

Saba Capital has a long history of attacking closed-end funds to generate a quick profit to the detriment of long-term stockholders

- Nominates directors in order to pressure boards to meet its demands intended to generate a short-term "pop" in share price – often through tender offers or other liquidity events
- Exits funds quickly after pressuring their boards to implement short-term "fixes" – potentially leaving long-term stockholders with shares in funds with reduced size, higher expenses and without the resources to continue to meet their objectives of high current income and strong total returns

Saba either quickly exited or significantly reduced its ownership in funds where a tender offer was the negotiated outcome:

Fund Name	Ticker	Saba ownership on date of standstill agreement (% of o/s)*	Tender Expiration Date	Saba ownership immediately after tender offer (% of o/s)*	Ownership at next quarter end**
Delaware Investment National Municipal Income Fund	VFL	16.29%	12/13/2022	0.00%	0.00%
Royce Global Value Trust, Inc.	RGT	13.70%	12/21/2020	3.10%	0.99%
Western Asset High Income Fund II Inc.	HIX	8.80%	11/16/2020	0.00%	0.00%
Western Asset High Income Opportunity Fund Inc.	HIO	10.20%	11/16/2020	6.10%	2.40%
Western Asset Global High Income Fund Inc.	EHI	20.30%	11/16/2020	0.00%	0.00%
Neuberger Berman High Yield Strategies Fund Inc.	NHS	24.90%	12/10/2020	8.00%	0.00%
Invesco Dynamic Credit Opportunities Fund	VTA	9.69%	12/5/2019	7.60%	6.50%
Invesco Senior Income Trust	VVR	12.12%	12/5/2019	10.10%	9.30%
Invesco High Income Trust II	VLT	14.48%	12/5/2019	7.80%	4.10%
First Trust Strategic High Income Fund II	FHY	9.99%	9/28/2017	4.96%	3.53%

ClearBridge Investments

*based upon 13G and 13D filings
** based upon 13G, 13D and 13F filings

Saba’s Nominee is Beholden to Saba Conflicted: Is inherently conflicted as he serves as Do not side Partner and Portfolio Manager of closed-end fund with Saba as investment strategies at Saba Capital and has been their director nominated by Saba to serve as a director for other nominee is: closed-end funds. Self-Serving: Is focused on Saba’s short-term arbitrage investment objectives which are very different from EMO’s high distribution and total return investment objective, which is what investors are seeking when they invest in the Fund. Inexperienced: Has little experience overseeing closed-end funds and no experience overseeing energy MLP and midstream strategies and the complicated taxation of such entities. Saba manages one closed-end fund which has consistently traded at a discount since it became the fund’s manager in 2021. * Saba’s nominee was elected to the board of the Templeton Global Income Fund (GIM) in May 2021.

The Board Has Taken Significant Action to Position the Fund for Long-Term Success The Board has actively implemented measures to enhance value for all investors and to focus on improving the Fund’s discount to net asset value: EMO increased its distribution each of the past 5 quarters and 1 6 of the last 8 quarters As part of the annual consideration of the Fund’s investment 2 management agreement, the Board negotiated a 5 bps fee waiver on behalf of stockholders EMO has made substantial open market repurchases and did 3 so prior to activist activity Delivered outperformance compared to the Lipper peer group 4 average 17

Conclusion The Fund’s Board Nominees have been extremely proactive on behalf of stockholders, change is not warranted ISS should support the Fund’s Board nominees based on the actions they have taken. ISS should recommend that stockholders vote on the Fund’s white proxy card.

Appendix

ClearBridge Energy Midstream Opportunity Fund Snapshot EMO Provide an efficient, single portfolio for accessing energy-related MLPs and midstream entities for total return Objective with an emphasis on cash distributions. C-Corp Structure which allows for greater exposure to MLPs than a Regulated Investment Company which is Structure capped at 25% MLP (%) 57.69 C-Corp (%) 39.12 Cash/Other (%) 3.19 Leverage (%) 31.89 Market Cap $365.6M % Equity 88% % Voting Interest 88% Preferred Share $51.9M % Equity 12% % Voting Interest 12% Peer Group Lipper Energy MLP Funds Alerian MLP Index Index 20 Data Source: Franklin Templeton. Data as of 12/31/22, except Market Cap, % Equity and % Voting Interest as 10/21/22 the preferred share pricing date.